Exhibit 10.11

CLAIRE OIL & GAS, INC.

7060 Phelan Blvd., Suite 102

Beaumont, Texas  77706-5978

August 1, 2011

Vanguard Energy Corporation

1330 Post Oak Boulevard

Suite 1600

Houston, Texas  77056

Re:                               FARMOUT LETTER AGREEMENT EXTENSION

Lots 14 thru 31, Josephine Milhorn Survey, A-387

Hardin County, Texas

Gentlemen:

By letter agreement (“Agreement”) dated March 15, 2011, Claire Oil & Gas, Inc., as the owner and holder of oil and gas rights in and under certain lands in the Josephine Milhorn Survey, A-387, Hardin County, Texas, more particularly described as follows to-wit:

Tomlinson Tract:

100 acres, more or less, out of the Josephine Milhorn Survey, A-387, Hardin County, Texas, sometimes referred to as the Tomlinson Unit, and being Lots 14 through 31 described in an instrument dated March 29, 2006, from WFMMS, Inc. to Claire and recorded at Vol. 1550, Page 146, Official Records of Hardin County, Texas (see also Exhibit “A”) hereinafter referred to collectively as “said land”, which desires said land to be further explored and developed farmed out certain exploration and development rights to Vanguard Energy Corporation, which desires to conduct further operations for the exploration and development of said land for the mutual benefit of Claire Oil & Gas, Inc., and Vanguard Energy Corporation under the terms hereof.

Pursuant to the request for an extension of time in which to commence the drilling of Vanguard’s initial “Test Well” at a mutually agreeable legal location on said land under said Agreement, Claire Oil & Gas, Inc. hereby agrees to such request provided Vanguard shall commence on or before October 15, 2011, time being of the essence, the actual drilling of said well with a rig capable of drilling from the surface to total depth and shall prosecute such drilling with reasonable diligence, prudence, and in a workmanlike manner, with no cessation of over thirty (30) consecutive days, to a depth (the “Contract Depth”) which shall be a subsurface depth equal to 100 feet below the stratigraphic equivalent of the deepest depth drilled in any current well, producing or not, on said land; provided, however, that if Vanguard encounters a commercially productive horizon, zone or formation before reaching such depth, and elects to make a completion attempt at that depth, then the depth at which the completion attempt is made shall be deemed to be the “Contract Depth”.  If, after reaching Contract Depth, Vanguard determines that a completion attempt is not justified or an attempted completion fails to achieve a Commercial Well, as hereinafter defined, then the Test Well shall be plugged and abandoned in accordance with paragraph 23 below.  The term “actual drilling operations,” as used in this Agreement, means that a rig capable of drilling to the Contract Depth is properly positioned and anchored over the hole, the Kelly has been picked up and the first joint of drill pipe is ready to be lowered into the hole.  Vanguard shall perform all work necessary to complete said well as a well capable of producing oil and/or gas in paying quantities from such formation, provided that, in the event said well cannot be completed in such formation, Vanguard may complete it in any other formation encountered in said land or as a dry hole.  Vanguard shall complete said well within thirty (30) days from the date of cessation of actual drilling thereon and the completion date shall be deemed to be the date approved by the applicable regulatory body as the completion date or the date of plugging and abandonment, as the case may be.

Except as to the Test Well commencement hereby extended until October 15, 2011, at 5:00 p.m., and the extension of all dates in the Agreement which are measured from or by the Test Well commencement date, being likewise extended and computed from October 15, 2011, the Agreement date March 15, 2011, affecting the herein described lands shall remain in effect under the terms thereof.

Respectfully yours,

/s/ Crystal Rae Smith

Crystal Rae Smith, President

RKW/rc

Agreed and accepted this

12th day of August, 2011

Vanguard Energy Corporation

/s/ Warren M. Dillard

Warren M. Dillard
President